Exhibit 10.1

LEASE AMENDMENT #3

This Lease Amendment #3 ("Amendment") dated December 4, 2012 is by and between 1875/1925 CENTURY PARK EAST COMPANY, a California general partnership ("Landlord"), and 1ST CENTURY BANK, N.A. ("Tenant").

RECITALS

WHEREAS, 1875/1925 CENTURY PARK EAST COMPANY, a California general partnership, as Landlord, and 1ST CENTURY BANK, N.A., as Tenant, entered into that certain lease agreement dated November 5, 2003 (the "Lease"), wherein there was demised to Tenant by Landlord the Premises consisting of:  1) Premises A, known as Suite D, consisting of 3,629 rentable square feet (3,158 usable square feet) on the ground floor of the building situated at 1875 Century Park East, Los Angeles, California; and 2) Premises B, known as Suite 1400, consisting of 9,316 rentable square feet (8,108 usable square feet) on the 14th floor of the building situated at 1875 Century Park East, Los Angeles, California for a term of approximately ten (10) years commencing June 2, 2004 and terminating June 30, 2014; and

WHEREAS, said Lease was subsequently amended by Lease Amendment #1 dated June 9, 2006, increasing Premises B to 12,458 rentable square feet (10,843 usable square feet) and Lease Amendment #2 dated October 9, 2007, increasing Premises A to 6,784 rentable square feet (5,904 usable square feet); and

WHEREAS, Landlord and Tenant desire to further amend the Lease to provide for other changes and modifications as mutually agreed upon effective July 1, 2014; and

NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements set forth in the Lease, as amended, and in this Amendment, the parties hereto agree as follows:

1.
A.  That the Rentable Area of Premises A as set forth under Paragraphs A(1) and 1.4 of the Lease, as amended, consisting of Suite D and Suite B, shall be increased by a total of 118 rentable square feet from 6,784 rentable square feet to 6,902 rentable square feet as broken down, below, and the usable area of Premises A shall remain 5,904 usable square feet.

(i)	Suite D shall be increased by 63 rentable square feet from 3,629 rentable square feet to 3,692 rentable square feet. The usable area of Suite D shall remain 3,158 usable square feet.

(ii)	Suite B shall be increased by 55 rentable square feet from 3,155 rentable square feet to 3,210 rentable square feet. The usable area of Suite B shall remain 2,746 usable square feet.

B.  That the Rentable Area of Premises B as set forth under Paragraphs A(1) and 1.4 of the Lease, as amended, shall be increased by 217 rentable square feet from 12,458 rentable square feet to 12,675 rentable square feet and the usable area of Premises B shall remain 10,843 usable square feet.

C.  That the total Rentable Area of the combined Premises comprised of Premises A and Premises B shall be 19,577 rentable square feet (16,747 usable square feet).

2.	That the Term as set forth in Paragraph A(2)(a) of the Lease, as amended, for the Premises shall be extended, as further described below, to run coterminous through June 30, 2024.

A.  Premises A:

(i) Suite D shall be extended ten (10) years commencing July 1, 2014 and terminating June 30, 2024; and

(ii) Suite B shall be extended six (6) years and seven (7) months commencing December 1, 2017 and terminating June 30, 2024.

B.	Premises B shall be extended ten (10) years commencing July 1, 2014 and terminating June 30, 2024.

3.
That the following Rental schedule shall be applicable during the Lease periods shown below and such figures shall be read in Paragraphs A(3), 3.1 and 3.2 of the Lease, as amended, during the applicable Lease periods.

Lease Period			Annual Rental	Monthly Rental

7/1/14	-	11/30/14	$644,086.68	$53,673.89
12/1/14	-	6/30/15	$647,205.96	$53,933.83
7/1/15	-	11/30/15	$662,918.28	$55,243.19
12/1/15	-	6/30/16	$666,131.16	$55,510.93
7/1/16	-	11/30/16	$683,807.52	$56,983.96
12/1/16	-	6/30/17	$687,116.76	$57,259.73
7/1/17	-	11/30/17	$704,793.12	$58,732.76
12/1/17	-	6/30/18	$707,121.24	$58,926.77
7/1/18	-	6/30/19	$728,264.40	$60,688.70
7/1/19	-	6/30/20	$749,407.56	$62,450.63
7/1/20	-	6/30/21	$770,550.72	$64,212.56
7/1/21	-	6/30/22	$794,043.12	$66,170.26
7/1/22	-	6/30/23	$817,535.52	$68,127.96
7/1/23	-	6/30/24	$843,377.16	$70,281.43

4.	That commencing July 1, 2014, the Base Year for Premises B as set forth in Paragraph A(5) of the Lease, as amended, shall be the calendar year 2014.

5.	That the Security Deposit as set forth in Paragraphs A(6) and 5 of the Lease, as amended, shall be increased by $16,610.89 from $53,670.54 to $70,281.43.

6.	That Exhibits “A” and “A-1” of the Lease, as amended, shall be deleted and Exhibits “A” and “A-1” attached hereto shall be added.

7.
That Tenant accepts the Premises in their “as is” condition, except Landlord shall provide Tenant with an allowance of $315,718.00 (“Allowance”) for Landlord-approved permanent Tenant Improvements to the Premises.  All Tenant Improvements shall be made in accordance with Exhibit “C” and Paragraph 7 of the Lease.

8.
Right to Cancel.  Provided there is no Event of Default pursuant to Paragraph 17 of the Lease, Tenant shall have the right to cancel and terminate the Lease only in the event Tenant is acquired by a financial institution.  Such cancellation shall be effective six (6) month’s following written notice from Tenant exercising its right and shall include proof of such acquisition. Landlord shall have the right to verify such acquisition.  Any examination for such verification shall be at Tenant’s sole cost and expense.  Tenant shall pay concurrently at the time of providing notice a cancellation penalty equal to the unamortized portion of the Allowance set forth in Paragraph 7, above.  Amortization of the Allowance shall be computed on a straight line basis over a period of one hundred-twenty (120) months commencing July 1, 2014.  During the period following such written notice, the rental for the Premises shall be paid in accordance with the provisions of the Lease.

9.
That this Amendment shall be read with and construed with the aforesaid Lease, as amended, and all of the terms, covenants, conditions, agreements and limitations set forth in the Lease, as amended, except as specifically mentioned herein, shall remain and be in full force and effect.  In the event a conflict exists between the terms and conditions of this Amendment and the terms and conditions of the Lease, as amended, the terms and conditions of this Amendment shall control.

IN WITNESS WHEREOF the parties have executed this Amendment the day and year first above written.

“TENANT”

1ST CENTURY BANK, N.A.

By:                 /s/ Jason P. DiNapoli

Print Name:                 Jason P. DiNapoli

Its:  President and Chief Executive Officer

By:                 /s/ Bradley S. Satenberg

Print Name:         Bradley S. Satenberg

Its:        EVP and Chief Financial Officer

“LANDLORD”

1875/1925 CENTURY PARK EAST COMPANY,
a California general partnership

By:           WP Twin Towers, Inc.,
a California corporation

By:             /s/ Nadine Watt
   Nadine Watt, President

EXHIBIT “A”

Suite D
Suite B
Expansion
Area
NORTH

WATT PLAZA

1875 CENTURY PARK EAST
Suites B and D

1st Century Bank, N.A.

6,902 rentable square feet
(5,904 usable square feet)

7

INITIAL HERE

EXHIBIT "A-1"

Expansion Area
NORTH
CENTURY PARK EAST
ELEVATOR LOBBY
TELE. / ELEC.

WATT PLAZA

1875 CENTURY PARK EAST
Suite 1400

1st Century Bank, N.A.

12,675 rentable square feet
(10,843 usable square feet)

8

INITIAL HERE